UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2023

ATLAS LITHIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-41552	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Rua Buenos Aires, 10-14th floor

Belo Horizonte, Minas Gerias, Brazil, 30315-570

(Address of principal executive offices, including zip code)

+55-31-3956-1109

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	ATLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2023, Atlas Lithium Corporation (“Atlas Lithium” or the “Company”) entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with Martin Rowley relating to the issuance to Martin Rowley along with other experienced lithium investors (each a “Holder”) of convertible promissory notes with an aggregate total principal amount of $20,000,000, accruing interest at a rate of 6.5% per annum (each a “Note”). The Notes shall be issued on the date the conditions precedent to closing are satisfied or waived, limited to November 24, 2023 (the “Closing Date”). The Notes will mature on the date that is thirty-six months from the Closing Date (the “Maturity Date”). Martin Rowley is a senior advisor to the Company.

The Notes are convertible into shares of Common Stock at the option of the Holders at any time up until close of business on the Maturity Date, provided that the Holder shall not exercise its conversion rights while in possession of material nonpublic information or during a closed trading window as contemplated under the Company’s insider trading policy. The Notes sets forth that the principal amount will be convertible into Common Stock at a price of $28.225 per share (the “Conversion Price”), which represents a 25% premium to the volume weighted average price for the three trading days prior to the date of the Purchase Agreement.

Atlas Lithium may elect to redeem all of the Notes or any part of the outstanding principal or interest of any Note at any time after the first anniversary of the Closing Date and the share price reaches 125% of the Conversion Price.

The Notes include customary “events of default” as set forth in the form of note filed herewith, which may result in the acceleration of its maturity.

The foregoing summaries of the Purchase Agreement and the Note do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement and the Note, which are filed as Exhibits 10.1 and 4.1, respectively, and incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference in Item 2.03 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

On November 7, 2023, Atlas Lithium entered into the Purchase Agreement pursuant to which Atlas Lithium agreed to issue and sell the Notes in a private placement. The Notes shall be issued on the Closing Date, in reliance upon the exemption from registration provided by Regulation D promulgated under the Securities Act of 1933, as amended. Atlas Lithium relied on this exemption from registration based in part on representations made by the Holders in the Purchase Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of 6.5% Convertible Promissory Note due 2026
10.1	Convertible Note Purchase Agreement, dated as of November 7, 2023, between Atlas Lithium Corporation and Martin Rowley, related to the 6.5% Convertible Promissory Notes due 2026
104	Cover Page Interactive Data File (embedded with the Inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS LITHIUM CORPORATION

Dated: November 8, 2023	By:	/s/ Marc Fogassa
	Name:	Marc Fogassa
	Title:	Chief Executive Officer